UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 15, 2012

China Printing & Packaging, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-34386	35-2298521
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Xiandong Road, Shangsong Village, Baoji City, Fufeng County
Shaanxi Province, The People's Republic of China 722205
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: 011-86-090-7547-1054

(Former Name or Former Address, if Changed Since Last Report)

Copies To:
Marc Ross, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 3nd Floor
New York, New York, 10006
Phone: (212) 930-9700
Facsimile: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 13, in the process of preparing its annual report on Form 10-K for the year ended December 31, 2011, management of the Company became aware that the Company’s financial statements in the quarterly reports for the quarters ended June 30, 2011 and September 30, 2011 erroneously did not account for the stock dividend issued on June 15, 2011, whereby each stockholder of record on June 15, 2011 received two and a half (2.5) shares of common stock for every one (1) share of common stock which such stockholder owned. On March 15, 2012, the Company’s Board of Directors determined that the financial statements included in the quarterly reports for the quarters ended June 30, 2011 and September 30, 2011 cannot be relied on and instructed the Company’s Chief Financial Officer to restate such financial statements and file amendments to such financial statements as soon as practicable.

The Company’s Board of Directors, as well as its management have discussed the matters in this Current Report on Form 8-K with Clement C. W. Chan & Co., the Company’s independent public registered accounting firm.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA PRINTING & PACKAGING, INC.

Dated: March 19, 2012	By:	/s/ Yongming Feng
Yongming Feng
Chief Executive Officer